UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2023

NeuBase Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35963	46-5622433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Technology Drive, Pittsburgh, PA	15219
(Address of Principal Executive Offices)	(Zip Code)

(412) 763-3350
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NBSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 herein is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 14, 2023, NeuBase Therapeutics, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-20 reverse stock split of the Company’s shares of common stock (the “Reverse Stock Split”).

As previously disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 12, 2022, at the Company’s 2022 annual meeting of stockholders held on September 8, 2022, the stockholders of the Company approved the Certificate of Amendment to effect the Reverse Stock Split at a ratio in the range of 1-for-5 to 1-for-20, with such ratio to be determined in the sole discretion of the Company’s Board of Directors (the “Board”) and with such reverse stock split to be effected at such time and date, if at all, as determined by the Board in its sole discretion until the Company’s 2023 annual meeting of stockholders. The Board set the Reverse Stock Split ratio at 1-for-20 and approved and authorized the filing of the Certificate of Amendment on June 9, 2023.

As a result of the Reverse Stock Split, every twenty (20) shares of the Company’s pre-Reverse Stock Split common stock will be combined into one (1) share of the Company’s post-Reverse Stock Split common stock, without any change in par value per share. Proportionate voting rights and other rights of common stock holders will not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares as described below).

No fractional shares of the Company’s common stock will be issued as a result of the Reverse Stock Split. In lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the Reverse Stock Split, the Company will pay cash equal to such fraction multiplied by the closing sales price of the common stock as reported on The Nasdaq Capital Market on June 13, 2023, which is the trading day immediately preceding the effective date of the Reverse Stock Split.

The Reverse Stock Split is intended for the Company to regain compliance with the minimum bid price requirement of $1.00 per share of common stock for continued listing on The Nasdaq Capital Market. The Reverse Stock Split will be effective at 5:00 p.m., Eastern Time, on June 14, 2023, and the Company’s common stock is expected to begin trading on a Reverse Stock Split-adjusted basis on The Nasdaq Capital Market at the opening of the market on June 15, 2023. The trading symbol for the common stock will remain “NBSE,” and the new CUSIP number of the common stock following the Reverse Stock Split is 64132K201.

The Company’s transfer agent, Standard Registrar and Transfer Company, is acting as the exchange agent and paying agent for the Reverse Stock Split.

In addition, the Reverse Stock Split will apply to the Company’s common stock issuable upon the exercise of the Company’s outstanding warrants and stock options, with proportionate adjustments to be made to the exercise prices thereof. Furthermore, the number of shares of common stock available for issuance under the Company’s equity incentive plans will be proportionately adjusted for the Reverse Stock Split ratio, such that fewer shares will be subject to such plans.

The summary of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 14, 2023, the Company issued a press release with respect to the Reverse Stock Split. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”).

The information contained in this Item 7.01 of this Current Report, including Exhibit 99.1 hereto, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934,

as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of NeuBase Therapeutics, Inc., filed with the Secretary of State of the State of Delaware on June 14, 2023.
99.1 104	Press Release, dated June 14, 2023 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUBASE THERAPEUTICS, INC. (Registrant)

Date: June 14, 2023	By:	/s/ Todd P. Branning
Todd P. Branning
Chief Financial Officer (Principal Financial and Accounting Officer)